Exhibit 23.2

Accountants &

business advisers

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion by reference in this Registration Statement of Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.) to Form S-1 of our report dated March 27, 2017 on the financial statements of Essentialis, Inc. as of December 31, 2016 and 2015 and for the years then ended, which is referenced in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

PKF, LLP

(formerly PKF

Certified Public Accountants

a Professional Corporation)

January 29, 2018

PKF, LLP | 2020 Camino del Rio North, Suite 500, San Diego, CA 92108

Telephone: (619) 238.1040 | Fax: (619) 237.5177 | Website: www.pkfcalifornia.com

PKF, LLP is a member of the PKF International Limited and Allinial Global, networks of legally independent member firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.